Exhibit 99.1

Oakridge Global Energy Solutions Announces Tami Tharp as Its Chief Financial Officer

July 21, 2016 – Palm Bay, FL.  Oakridge Global Energy Solutions, Inc. (OTCQB: OGES), a leading US-based manufacturer of Lithium-ion smart energy cells for military, civilian and medical applications, has today announced the reappointment of Ms. Tami Tharp, as Chief Financial Officer, effective July 25, 2016. Mr. David Phillips stepped down as CFO on July 18, 2016.

Ms. Tharp previously held the position of Chief Financial Officer of Oakridge from July 1, 2015 through October 6, 2015, at which time Ms. Tharp took an extended leave of absence for personal reasons. The Company and the Board are delighted with her decision to return to Oakridge, where she will again play a vital role and where her prior experience with the Company and its business will provide important support, through the Company's CEO, Mr. Steve Barber, to the new management team additions announced in recent weeks.

Steve Barber, the Company's CEO commented, "I'm very pleased that Ms. Tharp is able to rejoin our team after her leave of absence and reassume her place at the management table, where her prior experience of the Company's business will be, once again, an invaluable asset to our ability to move quickly and capitalize on the advantages that are now before us as we begin to reap the benefits of our very important and strategic relationships with our Japanese partners ".

Ms. Tharp holds a BSBA in Accounting from The University of Texas, and is a Licensed CPA with over 20 years of accounting experience in the private and public sector, and over 10 years as corporate controller and CFO for firms such as BP International, DataMetrics Corporation and Unimark Foods, a subsidiary of Del Monte, Inc.  Ms. Tharp is a Deloitte alumnus.

About Oakridge Global Energy Solutions, Inc.

Oakridge Global Energy Solutions, Inc. leads in the innovation, development, manufacturing and marketing of disruptive energy storage technology for military, civilian and medical uses. The company's research & development, and its powerful strategic alliances with leading Japanese industry players has led to the development of some of the world's most innovative Lithium-ion "smart energy cells", all with smart-phone connectivity to monitor status, and representing some of the longest-lasting rechargeable power sources currently available, with a life up to 3 times greater and a 30 percent longer cycle between charges than its Chinese-manufactured counterparts. Located in Palm Bay, Florida, the Company is poised to become a dominant player in the Lithium-ion energy storage space with its unique "smart energy cells" and is dedicated to bringing manufacturing back to the United States.

For more information visit: www.oakridgeglobalenergy.com

Forward-Looking Statements Disclaimer:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainty and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Contact:

Bill James
Director of Investor Relations
Office: (321) 610-7959 ext. 1008
Direct: (321) 802-9764
bjames@oakg.net